                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                               PAC PRODUCTS, INC.

     The undersigned hereby organizes a corporation for profit under the provisions of the Florida Business Corporation Act, and pursuant to the following Articles of Incorporation.

                                    ARTICLE 1

                                      Name

     The name of this corporation is PAC Products, Inc.

                                    ARTICLE 2

                       Principal Address / Mailing Address

     The principal address and the mailing address of this corporation are 5025 West Lemon Street, Tampa, Florida 33609.

                                    ARTICLE 3

                                     Shares

     This corporation is authorized to issue One Thousand (1,000) shares of One Dollar ($1.00) par value common stock.

                                    ARTICLE 4

                       Initial Registered Office and Agent

     The street address of the initial registered office of this corporation is 712 South Oregon Avenue, Tampa, Florida 33606-2543, and the name of the initial registered agent of this corporation at that address is Michael R. Carey.

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                                    ARTICLE 5

                                  Incorporator

     The name and address of the person signing these Articles are:

            John Stanton
            5025 West Lemon Street
            Tampa, Florida 33609

                                    ARTICLE 6

                           Initial Board of Directors

     This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the Bylaws, but shall never be less than one (1). The name and address of the initial director of this corporation are:

            John Stanton
            5025 West Lemon Street
            Tampa, Florida 33609

     The method of election of directors will be as stated in the Bylaws.

                                    ARTICLE 7

                                 Indemnification

     The corporation may enter into indemnification agreements and adopt Bylaw provisions for indemnification of any officer or director, or any former officer or director, or may provide, at the corporation's election, for indemnification of any officer or director, or any former officer or director, without agreement or Bylaw provisions to the full extent permitted by law. The corporation shall not be subject to court-ordered indemnification pursuant to Section 607.0850(9), Florida Statutes.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this 8th day of January, 2003.

                                             /s/  John Stanton
                                             -----------------------------------
                                             John Stanton

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STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 8th day of January, 2003, by John Stanton.

                  SEAL                 /s/ Michael R. Carey
                                       -----------------------------------------
                                       Type, Print or Stamp Name of Notary
                                                          Personally known   X
                                                                            ---
                                                or Produced Identification _____
                                       Type of Identification Produced _________

                         Acceptance of Registered Agent

     Having been named as registered agent to accept service of process for the above-stated corporation at the place designated in this certificate, I hereby accept the appointment of registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                       /s/ Michael R. Carey
                                       -----------------------------------------
                                         Michael R. Carey
                                         712 South Oregon Avenue
                                         Tampa, Florida 33606-2543